Exhibit 99.1

Atossa Genetics Inc.

Announces Appointment of Scott Youmans as Chief Operating Officer

Seattle, Washington – September 2, 2015 – Atossa Genetics Inc. (NASDAQ: ATOS), a healthcare company focused on improving breast health through the development of pharmaceuticals to treat breast health conditions and through commercialization of its medical devices and laboratory tests, today announced that Scott Youmans has been appointed as Chief Operating Officer, effective September 1, 2015.

Mr. Youmans has served as Senior Vice President, Operations for Atossa since September 2014. He brings more than 20 years of medical device development and manufacturing experience in both U.S. and international markets to this new role. Throughout his 20 year career, Mr. Youmans has focused on developing, manufacturing and commercializing complex, innovative technologies in a wide variety of clinical applications including: targeted drug delivery, peripheral vascular atherectomy, coronary atherectomy, thrombectomy, biopsy tools, and beating heart support. He brings experience in rapid product iteration, design controls, continuous improvement, supply chain development and management, product life-cycle management, project management, pre-clinical studies, clinical studies and clinical field support.

"We are excited to appoint Mr. Youmans to this critical role as we move forward with our initiatives to commercialize our devices and progress down the pathway towards clinical trials of our lead pharmaceutical drug candidate, Afimoxifene Gel," said Dr. Steven C. Quay, CEO and President of Atossa. "Mr. Youmans has demonstrated the highest caliber of performance in his work as Senior Vice President of Operations and we are confident his deep experience in device manufacturing, conducting clinical trials and developing and commercializing new products and technologies will be instrumental in leading us to achieve our goals," he continued.

Prior to joining Atossa Genetics, Mr. Youmans directed the development of the Precision Olfactory Delivery Device at Impel Neuropharma. From 2000-2013, Mr. Youmans held increasingly responsible roles at Pathway Medical Technologies, including VP of Engineering since 2003. From 1999 to 2000 he was a Senior Engineer and Project Leader developing novel technology at A-MED Systems. From 1994 to 1999 he was a Principal Engineer and Project Leader at Boston Scientific's Northwest Technology Center. Prior to that he held technical roles in the rapid development and high volume manufacture of precision mechanical injection molded components. Mr. Youmans holds a Bachelor of Science degree in Manufacturing Engineering Technology from Western Washington University.

About Atossa Genetics

Atossa Genetics Inc. is focused on improving breast health through the development of laboratory services, medical devices and therapeutics. The laboratory services are being developed by its subsidiary, The National Reference Laboratory for Breast Health Inc. The laboratory services and the Company's medical devices are being developed so they can be used as companions to therapeutics to treat various breast health conditions. For more information, please visit www.atossagenetics.com.

Forward-Looking Statements

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions by the FDA, the outcome or timing of regulatory approvals needed by Atossa to sell its products, responses to regulatory matters, Atossa's ability to continue to manufacture and sell its products, recalls of products, the safety and efficacy of Atossa's products and services, performance of distributors and manufacturers, whether Atossa can launch in the United States and foreign markets the additional tests, devices and therapeutics in its pipeline in a timely and cost effective manner, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Company Contacts:

Steven C. Quay, M.D., Ph.D.

President & Chief Executive Officer

Atossa Genetics Inc.

Phone: (800) 351-3902

and

Kyle Guse

Chief Financial Officer, General Counsel and Secretary

Atossa Genetics Inc.

Phone: (800) 351-3902

Investor Relations:

CorProminence LLC

Scott Gordon, President

(O) 516-222-2560

scottg@corprominence.com